                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of Corporate Office Properties Trust on Form S-4 (the "Registration Statement") of our report dated January 19, 1998 on our audits of the consolidated financial statements of Royale Investments, Inc. (d/b/a Corporate Office Properties Trust, Inc.) as of December 31, 1996 and 1995 and for each of the years in the three year period ended December 31, 1996. We also consent to the incorporation by reference in the Registration Statement of our report dated December 5, 1997 on our audits of the combined financial statements of The Shidler Acquisition Properties (Group) as of December 31, 1996 and 1995 and for each of the years in the three year period ended December 31, 1996. We also consent to the inclusion in the Registration Statement of our report dated February 4, 1998 on our audit of the balance sheet of Corporate Office Properties Trust as of February 3, 1998. Further, we consent to the reference to our firm under the caption "Experts."

Philadelphia, Pennsylvania
February 4, 1998

                                          COOPERS & LYBRAND L.L.P.